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September 15, 2023
Squarespace, Inc.
225 Varick Street, 12th Floor
New York, New York 10014
Re:    Squarespace, Inc.— Registered Public Offering of Class A Common Stock
Ladies and Gentlemen:
We have acted as special United States counsel to Squarespace, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated September 12, 2023 (the “Underwriting Agreement”), among the representatives of the several Underwriters named in Schedule I therein (the “Underwriters”), the Company and General Atlantic (SQRS), LP, a Delaware limited partnership (the “Selling Stockholder”), relating to the sale by the Selling Stockholder to the Underwriters of an aggregate 5,000,000 shares (the “Secondary Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and up to an additional aggregate 750,000 shares of Class A Common Stock (the “Option Shares”) at the Underwriters’ option. The Secondary Shares and the Option Shares are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-3 (File No. 333-274481) of the Company, relating to the Securities and other securities of the Company, filed on September 12, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Squarespace, Inc.
September 15, 2023

(b)    the prospectus, dated September 12, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    the preliminary prospectus supplement, dated September 12, 2023 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;
(d)    the prospectus supplement, dated September 12, 2023 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;
(e)    an executed copy of the Underwriting Agreement;
(f)    an executed copy of a certificate of Courtenay O’Connor, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(g)    a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of July 1, 2012, and in effect on April 15, 2014, and as of the date hereof, certified pursuant to the Secretary’s Certificate;
(h)    a specimen certificate evidencing the Class A Common Stock in the form of Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on April 16, 2021;
(i)    a copy of the Company’s Amended and Restated Bylaws, as amended and in effect on October 29, 2007, and as of the date hereof, certified pursuant to the Secretary’s Certificate;
(j)    a written consent of the board of directors of the Company, dated April 1, 2014, as certified by Courtenay O’Connor, General Counsel and Secretary of the Company; and
(k)    a written consent of the board of directors of the Company, dated September 12, 2023 as certified by Courtenay O’Connor, General Counsel and Secretary of the Company.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Squarespace, Inc.
September 15, 2023

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Secondary Shares set forth in the applicable board resolutions, (ii) the issuance of the Secondary Shares has been registered in the Company’s share registry and (iii) the issuance of the Securities did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed on Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
As used herein, “Organizational Documents” means those documents listed in paragraphs (g) and (i) above.
Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP